ADDENDUM NO. 1

to

USD 202,000,000
REDUCING REVOLVING CREDIT FACILITY AGREEMENT

for

The Companies listed in Appendix 1
as Borrowers provided by

The Financial Institutions
named herein
as Lenders
with

Nordea Bank Finland Plc.
as Swap Bank
and

Nordea Bank Norge ASA
as Agent
and

Nordea Bank Norge ASA

as Mandated Lead Arranger

THIS ADDENDUM NO. 1 (the "Addendum") is dated 10 October 2008 and made between:

(1) THE COMPANIES listed in Appendix 1 as borrowers (together the "Borrowers")

(2) The financial institutions listed in Aonendix a, as lenders (together, the "Lenders");

(3)	Nordea Bank Finland Plc. of TO1, FIN-00020 Nordea, Helsinki, Finland, as swap bank, (the "Swap Bank");

(4)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as bookrunner (the "Bookrunner");

(5)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as facility agent (the "Agent");

(6)	Nordea Bank Norge ASA of Middelthunsgate 17, N-0368 Oslo, Norway, organisation number 911 044 110, as mandated lead arranger (the "Arranger") and underwriter (the "Underwriter"); and

(7) DVB Bank America NV of Zeelandia Office Park, Kaya W.F.G. Mensnig 14, P.O. Box 3107, Curacao, Netherlands Antilles, The Governor and Company of the Bank of Scotland of The Mound, Edinburgh, Scotland, EH1 1YZ and acting from their office at Pentland House, 8 Lochside Avenue, Edinburgh, Scotland, EH12 9DJ and HSH Nordbank AG of Gerhart Hauptmann Platz 50, 20095 Hamburg, Germany, as co-arrangers (the "Co-Arrangers").

WHEREAS:

(A) This Addendum is supplemental to the USD 202,000,000 Reducing Revolving Credit Facility Agreement dated 29 August 2006 (the "Original Agreement") and made between the Borrowers, the Lenders, the Bookrunner, the Swap Bank, the Agent, the Arranger, the Underwriter and the Co-Arrangers;

(B)	The Borrower have requested and the Finance Parties have agreed to make certain amendments to the financial covenants in Clause 20 (Financial covenants); and

(C)	The Borrowers have requested and the Finance Parties have agreed to amend certain provisions of the Agreement as set out in this Addendum.

NOW IT IS HEREBY AGREED as follows:

1             DEFINITIONS AND INTERPRETATION
1.1             Defined expressions In this Addendum:

"Effective Date" means as of 15 March 2008 (or such later date as approved by the Agent (on behalf of the Finance Parties and the Swap Bank)).

In addition, words and expressions defined in the Original Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meaning when used in this Addendum (including the recitals).

1.2             References to this Agreement
References in the Original Agreement to "this Agreement" shall, wan effect from the date hereof be references to the Original Agreement as amended by this Addendum.

1,3             Construction
In this Addendum, unless the context otherwise requires:

a) words denoting the singular number shall include the plural and vice versa;

b)	references to Clauses and Appendices are references, respectively, to the Clauses and Appendices of this Addendum;

c)	references to a provision of law is a reference to that provision as it may be amended or re-enacted, and to any regulations made by the appropriate authority pursuant to such law; and

d)	clause headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Addendum.

2             CONDITIONS PRECEDENT
The Borrower shall provide the Agent with originals or certified copies of the documents listed in Appendix 3 (Conditions) in form and substance satisfactory to the Agent within [ten (10)] Business Days after the date of this Addendum.

3             AMENDMENTS TO THE ORIGINAL AGREEMENT
3.1             General
The Original Agreement shall, with effect from the Effective Date be (and is hereby) amended and restated as follows and will continue to be binding upon each of the Parties thereto in accordance with its terms as so amended.

3.2             Amendments to Clause 1.1 (Definitions) of the Original Agreement
(i)	The following new definitions shall be inserted in Clause 1.1 (Definitions) of the Original Agreement:

"Addendum No. 1" means the addendum no. 1 to this Agreement, dated 10 October 2008.

"Contracted Employment" means any time charterparty (provided that the freight rates under such charterparties are fixed and ensure a firm and predictable cash flow), contract of affreightment (or similar) and forward freight agreement (however only for hedging purposes in connection with charter agreements or charter contracts and not for speculative purposes).

"Effective Date" means as of 15 March 2008 or such later date as approved by the Agent (on behalf of the Finance Parties)."

3.3             Amendment to Clause 20.1 (Definitions) of the Original Agreement
a)	The current wording of paragraph h) of Clause 20.1 (Definitions) of the Original Agreement shall be deleted in its entirety and be replaced by the following wording:

"Total Debt" means, on a consolidated basis, the aggregate book value of all provisions, other long term liabilities and current liabilities of the Borrowers and the Guarantor (on a consolidated basis), however reduced by Cash and Cash Equivalents in excess of the minimum Cash and Cash Equivalent requirement in Clause 20.2.6 (Cash and Cash Equivalents) ."

b)	The current wording of paragraph k) of Clause 20.1 (Definitions) of the Original Agreement shall be deleted in its entirety and be replaced by the following wording:

"Value Adjusted Total Assets" means, on a consolidated basis, the total market value of all of the assets of the Guarantor (on a consolidated basis) however, excluding Cash and Cash Equivalents in excess of the minimum Cash and Cash Equivalents requirement in Clause 20.2.6 (Cash and Cash Equivalent)."

3.4	Amendment to Clause 20.2.3 (Ratio of EBITDA to Fixed Charges) of the Original Agreement
The current wording of Clause 20.2.3(Ratio of EBITDA to Fixed Charges) of the Original Agreement shall be deleted in its entirety and be replaced by the following wording:

"The Borrowers shall procure that the Guarantor (on a consolidated basis) shall ensure that the ratio of EBITDA to Fixed Charges shall be (i) 1.15:1.00 if 75% to 100% of the Vessels are on Contracted Employment for a period of twelve (12) months or more, (ii) 1.20:1.00 if 50% to 74% of the Vessels are under Contracted Employment for a period of twelve (12) months or more and (iii) 1.25:1.00 at all times otherwise, in any event on a twelve (12) months rolling basis on assumptions approved by the Agent."

3.5             Amendment to Clause 20.2.5 (Minimum value) of the Original Agreement
The current wording of Clause 20.2.5 (Minimum value) of the Original Agreement shall be deleted in its entirety and be replaced by the following wording:

"The Borrowers shall ensure that the Market Value of the Vessels be at least (a) one hundred and twenty per cent (120.00%) of the Loans from the earlier of (i) the expiry of the Charterperty for MV "Roger M. Jones" and (ii) 30 September 2009 and (b) one hundred and thirty per cent (130.00%) of the Loans from 1 December 2010 and at all times thereafter"

3.6	Amendment to Clause 20.2.6 (Cash and Cash Equivalents) of the Original Agreement
The current wording of Clause 20.2.6 (Cash and Cash Equivalents) of the Original Agreement shall be deleted in its entirety and be replaced by the following wording:

"The Borrowers shall procure that the Guarantor (on a consolidated basis) shall at all times ensure that it has Cash and Cash Equivalents equal to the greater of (i) USD 15,000,000 and (ii) six per cent (6.00%) of the long term debt of the Guarantor."

3.7	Amendments to Schedule 4 (Form of Compliance Certificate) of the Original Agreement
The current wording of Schedule 4 (Form of Compliance Certificate) shall be deleted in its entirety and be replaced by the wording as set out in Appendix 4 hereto.

4             CONTINUED FORCE AND EFFECT
The provisions of the Original Agreement and the other Finance Documents shall, save as amended by this Addendum, continue in full force and effect between the Parties and the Original Agreement and this Addendum shall be read and construed as one instrument.

5             GOVERNING LAW AND ENFORCEMENT
5.1             Governing law
This Addendum shall be governed by Norwegian law. 5.2Jurisdiction
a)
For the benefit of each Finance Party, the Borrowers agree that the courts of Oslo, Norway, have jurisdiction to settle any disputes arising out of or in connection with the Finance Documents including a dispute regarding the existence, validity or termination of this Agreement, and the Borrowers accordingly submit to the non-exclusive jurisdiction of the Oslo District Court (Oslo tingrett).

b)
Nothing in this Clause 5.2 shall limit the right of the Finance Parties to commence proceedings against any of the Borrowers in any other court of competent jurisdiction. To the extent permitted by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

5.3             Service of process

Without prejudice to any other mode of service, the Borrowers:

a)
irrevocably appoints Wikborg Rein & Co., Kronprinsesse Marthas plass 1, P.O. Box 1513 Vika, N-0117 Oslo, Norway, Norway as its agent for service of process in relation to any proceedings before Norwegian courts in connection with any Finance Document; and

b)	agrees that failure by their process agent to notify any of them of the process will not invalidate the proceedings concerned.

a)

APPENDIX 1 BORROWERS

Name	Address	Ownership
OBO Holdings Ltd. BHOBO One Ltd. BHOBO Two Ltd. BHOBO Three Ltd. RM.] OBO Shipping Ltd. Sagamore Shipping Ltd.
Trust Company Complex, Ajeltake Island. Majuro,
Marshall Islands, MH 96960
Trust Company Complex, Ajeltake Island. Majuro,
Marshall Islands, MH 96960
Trust Company Complex, Ajeltake Island Majuro,
Marshall Islands, MH 96960
Trust Company Complex, Ajeltake Island. Majuro,
Marshall Islands, Mk 96960
Trust Company Complex, Ajeltake Island. Majuro,
Marshall Islands, MH 96960
Trust Company Complex, Ajeltake Island. Majuro,
Marshall Islands, MH 96960
The Guarantor (100%) OBO Holdings (100%) OBO Holdings (100%) OBC Holdings (100%) OBO Holdings (100%) OBO Holdings (100%)

APPENDIX 2 LENDERS

Lenders:

DVS Sank America NV Zeelandia Office Park Kaya W.F.G. Mensmg 14 P.O. Box 3107
Curacao, Netherlands Antilles

The Governor and Company of the Bank of Scotland Pentland House 8
Lochside Avenue
Edinburgh
Scotland EH12 9D3

MSM Nordbank AG
Gerhart Hauptmann Platz 50 20095 Hamburg
Germany

Nordea Sank Norge ASA Middelthusgate 17
N.0368 Oslo
Norway

HypoVerelnsbank - Member of UniCredit Group Alter Wall 2220457 Hamburg Germany

Deutsche Schiffsbank AG Domshof 17
28195 Bremen
Germany

APPENDIX 3 CONDITIONS
1             CORPORATE AUTHORISATION - EACH OF BORROWERS AND THE GUARANTOR

a)
Certificate of Incorporation/Certificate of Registration (or a confirmation that there has been no amendments to the Certificate of Incorporation/Certificate of Registration delivered in connection with the entry into of the Original Agreement and that the same remain in full force and effect);

b)
Memorandum and Articles of Association/Bye-laws (or a confirmation that there has been no amendments to the Memorandum and Articles of Association delivered in connection with the entry into of the Original Agreement and that the same remain in full force and effect);

c) Resolutions passed at a board meeting of the relevant Party evidencing:

(i)	the approval of the terms of, and the transactions contemplated by, this Addendum; and

(ii) the authorisation of its appropriate officer or officers or other representatives to execute this Addendum and any other documents necessary for the transactions contemplated by this Addendum, on its behalf;

d) Power of Attorney (notarised and legalised);

e) Updated Good Standing Certificate/Certificate of Compliance; and

f) Secretary's Certificate (notarised and legalised).

2             AUTHORISATIONS
All approvals, authorisations and consents required by any government (domestic and foreign) or other authorities for the Borrowers and the Guarantor to enter into and perform their obligations under this Addendum and/or any of the transactions contemplated thereby have been obtained and are in full force and effect.

3             FINANCE DOCUMENTS
a)             The Addendum.

4             MISCELLANEOUS
a)	Any such favourable legal opinions in form and substance satisfactory to the Agent from lawyers appointed by the Agent on matters concerning all relevant jurisdictions.

b) Any other documents as reasonably requested by the Agent.

a)

APPENDIX 4

SCHEDULE 4
FORM OF COMPLIANCE CERTIFICATE

To:             Nordea Bank Norge ASA, as Agent

From:             [•]

Date:	[•] [To be delivered no later than [one hundred and twenty (120) /forty-five (45)] days after each Reporting Date]

USD 202,000,000 - REDUCING REVOLVING CREDIT FACILITY AGREEMENT DATED 29 AUGUST 2006 (AS AMENDED) (THE "AGREEMENT")

We refer to the Agreement. Terms defined in the Agreement shall have the same meaning when used in this Compliance Certificate.

With reference to Clauses 19.1 (Compliance certificate) and 20 (Financial covenants) of the Agreement, we confirm that as at [•] [insert relevant Reporting Date]:

a)	Minimum Value Adjusted Equity Ratio. The Minimum Value Adjusted Equity Ratio of the Guarantor (on a consolidated basis) was [•].

The Guarantor shall at all times maintain a minimum Value Adjusted Equity Ratio of thirty per cent (30.00%). The covenant in Clause 20.2.1 (Minimum Value Adjusted Equity Ratio) is thus [not] satisfied.

b)	Minimum Value Adjusted Equity Ratio. The Minimum Value Adjusted Equity of the Guarantor (on a consolidated basis) was USD [•].

The Guarantor shall at all times maintain a Minimum Value Adjusted Equity of USD 50,000,000. The covenant set out in Clause 20.2.2 (Minimum cash balance) is thus [not] satisfied.

c)	Ratio EBITDA to Fixed Charges. The ratio of EBITDA to Fixed Charges of the Guarantor (on a consolidated basis) was [•].

The Guarantor (on a consolidated basis) shall ensure that the ratio of EBITDA to Fixed Charges shall be (i) 1.15:1.00 if 75% to 100% of the Vessels are on Contracted Employment for a period of twelve (12) months or more, (ii) 1.20:1.00 if 50% to 74%, of the Vessels are under Contracted Employment for a period of twelve (12) months or more and (iii) 1.25:1.00 at all times otherwise, in any event on a twelve (12) months rolling basis on assumptions approved by the Agent. The covenant in Clause 20.2.3 (Ratio EBITDA to Fixed Charges) is thus [not] satisfied.

d)	Positive working capital. The working capital of the the Guarantor (on a consolidated basis) was [•].

The Guarantor (on a consolidated basis) shall at all times ensure that its current assets exceeds its current liabilities (excluding the current portion of long term debt), all as determined in accordance with GAAP. The covenant set out in Clause 20.2.4 (Positive working capital) is thus [not] satisfied.

e) [Minimum value. The Market Value of the Vessels pursuant to the attached survey is [•].

The Borrowers shall ensure that the Market Value of the Vessels shall be at least (a) one hundred and twenty per cent (120.00°k) of the Loans from the earlier of (i) the expiry of the Charterparty for MV "Roger M. Jones" and (ii) 30 September 2009 and (b) one hundred and thirty per cent (130.00%) from 1 December 2010 and at all times thereafter. The covenant in Clause 20.2.4 (minimum value) is thus [not] satisfied.]

f)	Cash and Cash Equivalents. The Cash and Cash Equivalent of the Guarantor (on a consolidated basis) is [•].

The Guarantor (on a consolidated basis) shall at all times ensure that it has Cash and Cash Equivalents equal to the greater of (i) USD 15,000,000 and (ii) six per cent (6.00%) of the long term debt of the Guarantor. The covenant in Clause 20.2.5 (Cash and Cash Equivalents) is thus [not] satisfied.

g)	Insurance. We confirm that each of the Vessels is insured against such risks and in such amounts as set out in Appendix 1 hereto.

h) We confirm that, as of the date hereof (i) each of the representations and warranties set out in Clause 18 (Representations and warranties) of the Agreement is true and correct; and (ii) no event or circumstances has occurred and is continuing which constitute or may constitute an Event of Default.

Yours sincerely
for and on behalf of [•]

By: Name:
Title: [authorised officer]

Execution copy

Appendix 1

Name of Vessel	Hull & Machinery		Increased Value		Loss of Hire		Protection 6 Indemnity		War Risk
M/V Rtp	Insurer:	Amount:I	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:
Hudner "

MV Insurer: Bonnie		Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:

S [h] ck

MV "Searose	Insurer:	Amount:	I Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount:	Insurer:	Amount;

NV '* Roger					-	-				-..-r

/746273/6

Name	Hull & Machinery	Increased Value	Loss of Hire	Protection & Indemnity	War Risk
of vessel
)ones"

MT "Saga- more"

/746273/6

Deborah L. Paterson

SIGNATORIES

Borrowers:
OBO Holdings Ltd.

By:
Name: Deborah L. Paterson Title:Attorney-in-Fact

BHOBO One Ltd.

By:             *!, •              )
Name: Deborah L. Paterson Title:Attorney-in-Fact

BHOBO Two Ltd.

By: Name: Deborah L. Paterson Title:Attorney- in. Fact

BHOBO Three Ltd.

By: Name:
Title:             Attorney-in-Fact

RM] OBO Shipping Ltd.

By:
Name:             Deborah L. Paterson
Title:             Attorney-in-Fact

Sagamore Shipping Ltd.

By:
Name: Deborah L. Paterson Title: Attorney-in-Fact

Lenders:
Nordea Bank Norge ASA

By: J !1' 1 y_*I
Name: Siri Wennevik Title: Attorney-in-Fact

DVB Bank America NV

By:
Name: Siri Wennevik Title: Attorney-in-Fact

HSH Nordbank AG

By:
Name: Siri Wennevik Title: Attorney-in-Fact

The Governor and Company of the Bank of Scotland

By:          V v
Name: Siri Wennevik Title: Attorney-in-Fact

HypoVereinsbank

Deutsche Schiffsbank AG

By:_
Name: Sin Wennevik Title:Attorney-in-Fact

Bookrunner:
Nordea Bank Norge ASA

By: ;J " • `* v -
Name: Sin Wennevik Title:Attorney-in-Fact

Agent:
Nordea Bank Norge ASA

Arranger:
Nordea Bank Norge ASA

By:           lJ_
Name: Siri Wennevik Title:Attorney-in-Fact

Co-arrangers:
DVB Bank America NV

1/
By: Name: Siri Wennevik Title:Attorney-in-Fact

HSH Nordbank AG

By:
Name:                  Wennevik
Title:             Attorney-in-Fact

The Governor and Company of the Bank of Scotland

By:            v -
Name: Siri Wennevik
Title:             Attorney in-Fact Swap Bank:
Nordea Bank Finland Plc.

By:

Name: Siri Wennevik

Title:             Attorney-in-Fact

By: Name: Title:
Attorney-in-Fact

We, B+H Ocean Carriers Ltd., hereby acknowledge and agree to the terms of this Addendum and agree to be bound thereby as if we were a party to this Addendum.

October 2008